Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

Greenlane Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered(3)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Common Stock (1)	Rule 457(c)	3,328,012	$2.97	(2)	$9,884,195.64	0.0001381	$1,365.00
Fees to be paid	Equity	Shares of common stock underlying Pre-Funded Warrants	Rule 457(g)	25,294,068	$2.97		$75,123,381.96	0.0001381	$10,374.53
Fees to be paid	Equity	Shares of common stock underlying Strategic Advisor Warrants	Rule 457(g)	5,264,752	$2.97		$15,636,313.44	0.0001381	$2,159.37

Fees Previously Paid	-	-	-	-	-		-	-	-
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$100,643,890.60		$13,898.90
	Total Fees Previously Paid								-
	Total Fee Offsets								$-
	Net Fee Due								$13,898.90

(1)	The 33,886,832 shares of Common Stock consist of (i) 3,328,012 shares of Common Stock issued to the Selling Stockholders, (ii) 25,294,068 shares of Common Stock underlying the Pre-Funded Warrants with an exercise price per share equal to $0.01, and (iii) 5,264,752 shares of Common Stock underlying the Strategic Advisor Warrants with an exercise price per share equal to $0.01.
(2)	With respect to the shares of Common Stock offered by the Selling Stockholders, estimated at $2.97 per share, which is the average of the high and low prices as reported on The Nasdaq Capital Market on November 18, 2025, for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.